As filed with the Securities and Exchange Commission on November 2, 2004.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION	BAC CAPITAL TRUST V
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in certificate of trust)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

56-0906609	03-6104159
(IRS Employer Identification No.)	(IRS Employer Identification No.)

BANK OF AMERICA CORPORATION Bank of America Corporate Center Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file numbers to which this form relates: 333-104151 and 333-104151-03

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6% Capital Securities of BAC Capital Trust V (and the Guarantee related thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are (i) the 6% Capital Securities (the “Capital Securities”) of BAC Capital Trust V (the “Trust”), a Delaware statutory trust, and (ii) the guarantee related thereto by Bank of America Corporation (the “Corporation”), a Delaware corporation. The Capital Securities represent undivided preferred beneficial interests in the Trust and are guaranteed by the Corporation, to the extent set forth in the form of Capital Securities Guarantee Agreement of the Corporation (the “Capital Securities Guarantee”). The form of Capital Securities Guarantee is incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 333-104151) filed by the Corporation and the Trust with the Securities and Exchange Commission (the “Commission”) on March 31, 2003 (as amended, the “1933 Act Registration Statement”). For a description of the Capital Securities and the Capital Securities Guarantee covered by this registration statement, see the descriptions under the captions “Description of Capital Securities,” “Description of Junior Subordinated Notes” and “Description of Guarantee” in the prospectus that constitutes part of the 1933 Act Registration Statement, including the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on October 26, 2004 (as supplemented, the “Prospectus”). The Prospectus is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing
1	1933 Act Registration Statement, incorporated herein by reference.

2	Certificate of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.2 to the 1933 Act Registration Statement.

3	Declaration of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.6 to the 1933 Act Registration Statement.

4	Form of Amended and Restated Declaration of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.9 to the 1933 Act Registration Statement.

5	Form of Capital Securities Guarantee, incorporated herein by reference to Exhibit 4.14 to the 1933 Act Registration Statement.

6	Restated Indenture, incorporated herein by reference to Exhibit 4.10 to the Registration Statement on Form S-3 (File No. 333-70984).

7	Form of Supplemental Indenture, incorporated herein by reference to Exhibit 4.11 to the 1933 Act Registration Statement.

8	Form of Capital Security (included in Exhibit 4).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 2, 2004

BANK OF AMERICA CORPORATION

By:	/S/ KAREN A. GOSNELL
Karen A. Gosnell
Senior Vice President

BAC CAPITAL TRUST V

By:	/S/ JAMES T. HOUGHTON
James T. Houghton
Regular Trustee

By:	/S/ KAREN A. GOSNELL
Karen A. Gosnell
Regular Trustee

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